UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2026

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(401) 307-3092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On September 21, 2026, the Board of Directors (the “Board”) of IIOT-OXYS, Inc., a Nevada corporation (the “Company”), appointed Vidhyadhar Mitta to serve as a director of the Company, effective as of that date. Mr. Mitta previously served as a director of the Company. There are no arrangements or understandings between Mr. Mitta and any other persons pursuant to which he was appointed as a director of the Company. The Board does not have any committees, and accordingly Mr. Mitta has not been named to any committee of the Board.

On October 30, 2025, the Company entered into a Debt Exchange Agreement (the “Mitta DEA”) with Mr. Mitta. Pursuant to the Mitta DEA, Mr. Mitta exchanged $216,156 of principal and accrued and unpaid interest owed to him by the Company under the 12% Secured Convertible Promissory Note issued to Mr. Mitta on August 2, 2019 for 180 shares of Series E Preferred Stock. In addition, Mr. Mitta agreed to cancel 12,000 shares of Series A Preferred Stock owned by him. The closing of the Mitta DEA occurred on November 5, 2025. Other than the Mitta DEA, there are no transactions between the Company and Mr. Mitta that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: September 23, 2026	By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Chief Executive Officer

2